New Hampshire Thrift Bancshares, Inc. Announces Earnings for First Quarter and Quarterly Dividend

NEWPORT, NH -- (Marketwire - April 11, 2013) - New Hampshire Thrift Bancshares, Inc. (the "Company") (NASDAQ: NHTB), the holding company for Lake Sunapee Bank, fsb (the "Bank"), today reported consolidated net income for the three months ended March 31, 2013, of $2.1 million, or $0.27 per common share, assuming dilution, compared to $2.1 million, or $0.31 per common share, assuming dilution, for same period in 2012.

Financial Highlights

  Total assets were $1.2 billion at March 31, 2013, from $1.3 billion at December 31, 2012, a decrease of $39.3 million, or 3.09%.

  Net loans were $900.1 million at March 31, 2013, from $902.2 million at December 31, 2012, a decrease of $2.1 million, or 0.23%.

  During the three month period ended March 31, 2012, the Company originated $77.7 million in loans, compared to $72.7 million for the same period in 2012, an increase of $5.0 million, or 6.81%.

  The Company's loan servicing portfolio was $395.4 million at March 31, 2013, compared to $385.4 million at December 31, 2012.

  Total deposits were $912.4 million at March 31, 2013, from $949.3 million at December 31, 2012, a decrease of $36.9 million, or 3.89%.

  Net interest and dividend income for the three month period ended March 31, 2013, was $8.2 million compared to $7.1 million for the same period in 2012, an increase of $1.0 million, or 14.66%.

  Net income available to common stockholders was $1.9 million for the three month period ended March 31, 2013, compared to $1.8 million for the same period in 2012. Common shares outstanding, assuming dilution, were 7,060,650 at March 31, 2013, compared to 5,844,014 at March 31, 2012, due primarily to the issuance of 1,153,544 shares in conjunction with the acquisition of The Nashua Bank on December 21, 2012.

  As a percentage of total loans, non-performing loans decreased to 2.00% at March 31, 2013, from 2.22% at December 31, 2012.

Earnings Summary

Net income of $2.1 million for the three months ended March 31, 2013, includes an increase of $1.0 million, or 14.66%, in net interest and dividend income. The provision for loan losses increased $259 thousand, or 167.10%, to $414 thousand for the three months ended March 31, 2013, compared to $155 thousand for the same period in 2012. Noninterest income was $3.2 million for the three months ended March 31, 2013, compared to $3.3 million for the same period in 2012, a decrease of $158 thousand, or 4.73%. This decrease includes increases of $587 thousand, or 169.65%, in net gains on the sales of loans, $75 thousand, or 18.29%, insurance commission income and $24 thousand, or 23.08%, in bank-owned life insurance income offset by decreases of $984 thousand, or 85.49%, in net gains on sales and calls of securities, $17 thousand, or 1.41%, in customer service fees, and $13 thousand, or 11.71%, in realized gain in Charter Holding Corp; additionally, a net loss on sales of other real estate owned of $181 thousand was recorded during the period in 2012. Noninterest expense increased $710 thousand, or 9.70%, to $8.0 million for the three months ended March 31, 2013, compared to $7.3 million for the same period in 2012. Within noninterest expense, salaries and employee benefits increased $511 thousand, or 13.51%, to $4.3 million for the three months ended March 31, 2013, compared to $3.8 million for the same period in 2012. This includes the additional staffing expenses associated with The Nashua Bank division, which was not part of our expenses during the three months ended March 31, 2012.

Balance Sheet Summary

Total assets were $1.2 billion at March 31, 2013, compared to $1.3 billion at December 31, 2012, a decrease of 39.3 million, or 3.09%. Securities available-for-sale decreased $18.5 million to $193.9 million at March 31, 2013, from $212.4 million at December 31, 2012, as a result of ordinary amortization and our sale of $7.6 million of a mortgage backed investment. Net loans held in portfolio decreased $2.1 million, or 0.23%, to $900.1 million at March 31, 2013, from $902.2 million at December 31, 2012. The allowance for loan losses was $9.8 million at March 31, 2013, compared to $9.9 million at December 31, 2012. The change in the allowance for loan losses is the net effect of provisions of $400 thousand, charge-offs of $734 thousand, and recoveries of $180 thousand. As a percentage of total loans, non-performing loans decreased from 2.22% at December 31, 2012, to 2.00% at March 31, 2013. Total loan production for the three months ended March 31, 2013, was $77.7 million compared to $72.7 million for the three months ended March 31, 2012.

Total deposits were $912.4 million at March 31, 2013, from $949.3 million at December 31, 2012, a decrease of $36.9 million, or 3.89%. This decrease in deposits is not an atypical occurrence during our first quarter. Within deposits, savings and money market accounts decreased $9.3 million, transaction accounts decreased $20.0 million and time deposits decreased $5.7 million. Advances from the Federal Home Loan Bank decreased $10.5 million, or 7.36%, to $132.2 million at March 31, 2013, from $142.7 million at December 31, 2012. Securities sold under agreements to repurchase increased $4.7 million, or 32.05%, to $19.3 million at March 31, 2013, from $14.6 million at December 31, 2012.

Stockholders' equity of $130.3 million resulted in a book value of $15.19 per common share at March 31, 2013, based on 7,064,489 shares of common stock outstanding. The Bank remains well-capitalized with a Leverage (Tier I) Capital ratio of 9.28% at March 31, 2013.

Acquisition of Central Financial Corporation

On April 3, 2013, the Company and Central Financial Corporation jointly announced that they entered into a definitive agreement in which the Company will acquire Central Financial Corporation in an all-stock transaction. Following the merger, Central Financial Corporation's wholly owned subsidiary, The Randolph National Bank, will be merged with and into the Bank, with the Bank surviving. Completion of the transaction is subject to customary closing conditions, including the receipt of regulatory approval and the approval of Central Financial Corporation's shareholders. The transaction is expected to close in the fourth quarter of 2013.

For additional information, please see the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 3, 2013.

Quarterly Dividend

The Company has declared a regular quarterly cash dividend of $0.13 per share payable April 30, 2013, to stockholders of record as of April 23, 2013.

About New Hampshire Thrift Bancshares, Inc.

New Hampshire Thrift Bancshares, Inc. is the bank holding company of Lake Sunapee Bank, fsb, a federally chartered stock savings bank that provides a wide range of banking and financial services. Lake Sunapee Bank has three wholly owned subsidiaries: Lake Sunapee Financial Services Corp., Lake Sunapee Group, Inc., which owns and maintains all buildings and investment properties, and McCrillis & Eldredge Insurance, Inc., a full-line independent insurance agency acquired in 2012, which offers a complete range of commercial insurance services and consumer products. New Hampshire Thrift Bancshares, Inc., through its direct and indirect subsidiaries, operates 22 locations in New Hampshire in Grafton, Hillsborough, Merrimack and Sullivan counties and 8 locations in Vermont in Rutland and Windsor counties. New Hampshire Thrift Bancshares, Inc. has total assets of approximately $1.2 billion as of March 31, 2013.

Forward-Looking Statements

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements contained in this press release, which speak only as of the date made. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the twelve month period ended December 31, 2012, and in subsequent filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent our views as of the date of this release. The Company and the Bank do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                   New Hampshire Thrift Bancshares, Inc.
                       Selected Financial Highlights

For the Quarter Ended March 31,                      2013          2012
                                                 ------------  ------------
(Dollars in thousands except for per share data)
Net Income                                       $      2,052  $      2,082
Per Share Data:
  Basic Earnings                                         0.27          0.31
  Diluted Earnings (1)                                   0.27          0.31
  Dividends Paid                                         0.13          0.13
  Dividend Payout Ratio                                 48.15%        41.94%

Return on Average Assets                                 0.74%         0.87%
Return on Average Equity                                 6.29%         7.27%

                                                            As of
                                                   March 31,   December 31,
(Dollars in thousands except for per share data)     2013          2012
                                                 ------------  ------------
Total Assets                                     $  1,231,214  $  1,270,477
Total Securities (2)                                  203,151       221,875
Loans, Net                                            900,124       902,236
Total Deposits                                        912,407       949,341
Federal Home Loan Bank Advances                       132,231       142,730
Stockholders' Equity                                  130,288       129,494
Book Value per Common Share                      $      15.19  $      15.09
Common Shares Outstanding                           7,064,489     7,055,946

Leverage (Tier I) Capital                                9.28%         8.87%

Number of Locations                                        30            30

(1) Diluted earnings per share are calculated using the weighted-average number of shares outstanding for the period, including common stock equivalents, as appropriate.

(2) Includes available-for-sale securities shown at fair value and Federal
    Home Loan Bank stock at cost.

                   New Hampshire Thrift Bancshares, Inc.
                        Consolidated Balance Sheets

                                                   March 31,   December 31,
(Dollars in thousands)                               2013          2012
                                                 ------------  ------------
ASSETS                                            (unaudited)
  Cash and due from banks                        $     18,359  $     26,147
  Overnight deposits                                    3,934        13,265
                                                 ------------  ------------
      Total cash and cash equivalents                  22,293        39,412
  Securities available-for-sale                       193,858       212,369
  Federal Home Loan Bank stock                          9,293         9,506
  Loans held-for-sale                                   8,556        11,983
  Loans receivable, net of the allowance for
   loan losses of $9.9 million as of March 31,
   2013, and $9.1 million as of December 31,
   2012                                               900,124       902,236
  Accrued interest receivable                           3,221         2,845
  Bank premises and equipment, net                     18,597        17,261
  Investments in real estate                            3,892         4,074
  Other real estate owned                                 102           102
  Goodwill and other intangible assets                 38,660        38,811
  Investment in partially owned Charter Holding
   Corp., at equity                                     5,013         4,909
  Bank-owned life insurance                            19,041        18,905
  Other assets                                          8,564         8,064
                                                 ------------  ------------
    Total assets                                 $  1,231,214  $  1,270,477
                                                 ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
  Deposits:
  Noninterest-bearing                            $     69,792  $     74,133
  Interest-bearing                                    842,615       875,208
                                                 ------------  ------------
  Total deposits                                      912,407       949,341
  Federal Home Loan Bank advances                     132,231       142,730
  Securities sold under agreements to repurchase       19,305        14,619
  Subordinated debentures                              20,620        20,620
  Accrued expenses and other liabilities               16,363        13,673
                                                 ------------  ------------
    Total liabilities                               1,100,926     1,140,983
                                                 ------------  ------------

STOCKHOLDERS' EQUITY
  Preferred stock, $.01 par value per share:
   2,500,000 shares authorized:                             -             -
      Series B, fixed rate noncumulative
       perpetual, fixed rate cumulative
       perpetual, 23,000 shares issued and
       outstanding at March 31, 2013, and 20,000
       shares issued and outstanding at December
       31, 2012
  Common stock, $.01 par value, per share:
   10,000,000 shares authorized, 7,490,268
   shares issued and 7,064,489 shares
   outstanding as of March 31, 2013, and
   7,486,225 shares issued and 7,055,946 shares
   outstanding as of December 31, 2012                     75            75
  Warrants                                                  -             -
  Paid-in capital                                      84,028        83,977
  Retained earnings                                    54,927        53,933
  Accumulated other comprehensive loss                 (1,695)       (1,444)
  Unearned stock awards                                  (438)         (377)
  Treasury stock, at cost, 425,779 shares as of
   March 31, 2013, and 430,279 shares as of
   December 31, 2012                                   (6,609)       (6,670)
                                                 ------------  ------------
    Total stockholders' equity                        130,288       129,494
                                                 ------------  ------------
    Total liabilities and stockholders' equity   $  1,231,214  $  1,270,477
                                                 ============  ============

                   New Hampshire Thrift Bancshares, Inc.
                     Consolidated Statements of Income

                                                     For the Three months
                                                            Ended
                                                    March 31,    March 31,
(Dollars in thousands except for per share data)      2013         2012
                                                  ------------ ------------
Interest and dividend income
Interest and fees on loans                        $      9,181 $      7,707
Interest on debt investments:
Taxable                                                    524        1,144
Dividends                                                   13           17
Other                                                      139          166
                                                  ------------ ------------
Total interest and dividend income                       9,857        9,034
                                                  ------------ ------------

Interest expense
Interest on deposits                                     1,025        1,187
Interest on advances and other borrowed money              684          739
                                                  ------------ ------------
Total interest expense                                   1,709        1,926
                                                  ------------ ------------

Net interest and dividend income                         8,148        7,108

Provision for loan losses                                  414          155
                                                  ------------ ------------

Net interest and dividend income after provision
 for loan losses                                         7,734        6,953
                                                  ------------ ------------

Noninterest income
Customer service fees                                    1,186        1,203
Gain on sales of securities, net                           167        1,151
Net gain on sales of loans                                 933          346
Loss on other real estate and property owned, net            -         (181)
Rental income                                              183          194
Income from equity interest in Charter Holding
 Corp.                                                      98          111
Insurance and brokerage service income                     485          410
Bank-owned life insurance income                           128          104
                                                  ------------ ------------
  Total noninterest income                               3,180        3,338
                                                  ------------ ------------

Noninterest expenses
Salaries and employee benefits                           4,295        3,784
Occupancy expenses                                       1,076          982
Advertising and promotion                                   99          127
Depositors' insurance                                      177          193
Outside services                                           319          281
Professional services                                      336          242
ATM processing fees                                        151          116
Supplies                                                   129           92
Telephone expense                                          163          214
Other expenses                                           1,236        1,292
                                                  ------------ ------------
  Total noninterest expense                              8,031        7,323
                                                  ------------ ------------

Income before provision for income taxes                 2,883        2,968

Provision for income taxes                                 831          886
                                                  ------------ ------------

Net income                                        $      2,052 $      2,082
                                                  ------------ ------------

Net income available to common stockholders       $      1,911 $      1,832
                                                  ------------ ------------

Earnings per common share, basic                  $       0.27 $       0.31
                                                  ------------ ------------
Earnings per common share, assuming dilution(1)   $       0.27 $       0.31
                                                  ------------ ------------
Dividends declared per common share               $       0.13 $       0.13
                                                  ------------ ------------

(1) Diluted earnings per share are calculated using the weighted-average number of shares outstanding for the period, including common stock equivalents, as appropriate.

For additional information contact:
Stephen R. Theroux
President and CEO
603-863-0886